Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT

TO

THE AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of May 24, 2018, is entered into among CLOUD PEAK ENERGY RECEIVABLES LLC, a Delaware limited liability company, as Seller, CLOUD PEAK ENERGY RESOURCES LLC, a Delaware limited liability company, as Servicer, PNC BANK, NATIONAL ASSOCIATION, as Administrator, as a Related Committed Purchaser and as a Purchaser Agent, an LC Participant and LC Bank.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in, or by reference in, the Receivables Purchaser Agreement described below.

RECITALS

1.                                      The parties hereto are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2017 (as amended, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).

2.                                      Concurrently herewith, the Seller, the Servicer, each Purchaser Agent and the Administrator are entering into that certain Third Amended and Restated Fee Letter (the “A&R Fee Letter”), dated as of the date hereof.

3.                                      The parties hereto desire to amend the Receivables Purchase Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Amendments to the Receivables Purchase Agreement.  The Receivables Purchase Agreement is hereby amended as follows:

(a)                                 The following new Section 1.25 is hereby added to the Receivables Purchase Agreement immediately following the existing Section 1.24 thereof:

1.25                        Successor Euro-Rate or LMIR Index.

(a)                                 If the Administrator determines (which determination shall be final and conclusive, absent manifest error) that either (i) (A) the circumstances set forth in Section 1.11 have arisen and are unlikely to be temporary, or (B) the circumstances set forth in Section 1.11 have not arisen but the applicable supervisor or administrator (if any) of the Euro-Rate or LMIR or a Governmental Authority having jurisdiction over the Administrator has made a public statement identifying the specific date after which the Euro-Rate or LMIR shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (ii) a rate other than the Euro-Rate or LMIR has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrator may (with the prior consent of the Seller) choose a replacement index for the Euro-Rate or LMIR, as applicable, and make adjustments to applicable margins and related amendments to this Agreement as agreed to by the Seller as referred to below such that, to the extent practicable, the all-in Discount based on the replacement index will be substantially equivalent to the all-in Discount based on the Euro-Rate or LMIR, as applicable, in effect prior to its replacement.

(b)                                 The Administrator and the Seller shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, as agreed to by the Administrator and the Seller, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents (including, without limitation, Section 6.1), such amendment shall become effective without any further action or consent of any party to this Agreement (other than the Administrator and the Seller) at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Purchaser Agents, unless the Administrator receives, on or before such tenth (10th) Business Day, a written notice from the Majority Purchaser Agents stating that such Majority Purchaser Agents object to such amendment.

(c)                                  Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a rate based on the Euro-Rate or LMIR, as applicable, to a replacement index-based rate, and (ii) may also reflect adjustments to account for (A) the effects of the transition from the Euro-Rate or LMIR, as applicable, to the replacement index and (B) yield- or risk-based differences between the Euro-Rate or LMIR, as applicable, and the replacement index.

(d)                                 Until an amendment reflecting a new replacement index in accordance with this Section 1.25 is effective, any Portion of Capital for which Discount is determined by reference to the Euro-Rate or LMIR will continue to accrue Discount with reference to the Euro-Rate or LMIR, as applicable, provided however, that if the Administrator determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Portions of Capital for which Discount would otherwise be determined with reference to the Euro-Rate or LMIR, as applicable, shall automatically begin accruing Discount with reference to the Base Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)                                  Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

(b)                                 The definition of “Facility Termination Date” set forth in Exhibit I to the Receivables Purchase Agreement is hereby amended by deleting the date “January 23, 2020” where it appears therein and substituting the date “May 24, 2021” therefor.

(c)                                  The definition of “Liquidity” set forth in Exhibit I to the Receivables Purchase Agreement is hereby replaced in its entirety with the following:

“Liquidity” shall have the meanings assigned thereto in the Cloud Peak Credit  Agreement as in effect on May 24, 2018 without giving effect to any subsequent amendment, supplement or other modification thereof except to the extent that such amendment, supplement or modification (as the case may be) has been consented to in writing by the Administrator, the LC Bank and each Purchaser Agent (each acting in its sole discretion and in its capacity as such hereunder); it being understood and agreed that such consent may be provided by email to the Borrower and the Administrative Agent.

(d)                                 Section 1 of Exhibit IV to the Receivables Purchase Agreement is amended by replacing clause (a)(ii) in its entirety with the following:

(ii)                                  Reports.  (A) As soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the most recently completed calendar month, (B) at any time upon ten Business Days’ written notice from the Administrator (which notice may be delivered, revoked and reinstated at any time at the Administrator’s sole discretion), a Weekly Report as of the most recently completed calendar week, and (C) at any time during the continuance of a Level II Minimum Liquidity Period, upon seven Business Days’ written notice from the Administrator (which notice may be delivered, revoked and reinstated at any time at the Administrator’s sole discretion), a Daily Report on each Business Day as of the date that is one Business Day prior to such date.  Each Information Package and Interim Report shall report Liquidity as of the applicable Liquidity Reporting Date.

(e)                                  Section 1 of Exhibit IV to the Receivables Purchase Agreement is amended by adding the following sentence at the end of clause (r) thereof:

The Seller shall provide to the Administrator and each Purchaser Agent such information and documentation as may reasonably be requested by the Administrator and such Purchaser Agent from time to time for purposes of compliance by the Administrator and such Purchaser Agent with applicable laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations).

(f)                                   Section 2 of Exhibit IV to the Receivables Purchase Agreement is amended by replacing clause (a)(i) in its entirety with the following:

(i)                                     Reports.  (A) As soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the most recently completed calendar month, (B) at any time upon ten Business Days’ written notice from the Administrator (which notice may be delivered, revoked and reinstated at any time at the Administrator’s sole discretion), a Weekly Report as of the most recently completed calendar week, and (C) at any time during the continuance of a Level II Minimum Liquidity Period, upon seven Business Days’ written notice from the Administrator (which notice may be delivered, revoked and reinstated at any time at the Administrator’s sole discretion), a Daily Report on each Business Day as of the date that is one Business Day prior to such date.  Each Information Package and Interim Report shall report Liquidity as of the applicable Liquidity Reporting Date.

(g)                                  Section 2 of Exhibit IV to the Receivables Purchase Agreement is amended by adding the following sentence at the end of clause (m) thereof:

The Servicer shall provide to the Administrator and each Purchaser Agent such information and documentation as may reasonably be requested by the Administrator and such Purchaser Agent from time to time for purposes of compliance by the Administrator and such Purchaser Agent with applicable laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrator and such Purchaser Agent to comply therewith.

SECTION 2.                            Representations and Warranties.  Each of the Seller and the Servicer hereby represents and warrants to the Administrator, LC Bank, the Purchaser Agents and the Purchasers as follows:

(a)                                 Representations and Warranties.  The representations and warranties made by such Person in the Receivables Purchase Agreement and each of the other Transaction Documents are true and correct in all material respects as of the date hereof and after giving effect to this Amendment (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct in all material respects as of such earlier date).

(b)                                 Enforceability.  The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part.  This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(c)                                  No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

SECTION 3.                            Effect of Amendment; Ratification.  All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect.  After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect, in each case referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment.  This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as specifically set forth herein.  The Receivables Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 4.                            Effectiveness.  This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of the following:

(a)                                 counterparts of this Amendment and the A&R Fee Letter, in each case, duly executed by each of the parties thereto; and

(b)                                 confirmation from the Purchaser Agents that all fees due and payable on the date hereof pursuant to the A&R Fee Letter have been paid in full.

SECTION 5.                            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 7.                            Section Headings.  The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

SECTION 8.                            Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.                            Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 10.                     Transaction Document.  This Amendment shall be deemed to be a Transaction Document for all purposes of the Receivables Purchase Agreement and each other Transaction Document.

SECTION 11.                     Ratification.  After giving effect to this Amendment and the transactions contemplated by this Amendment, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CLOUD PEAK ENERGY RECEIVABLES LLC, as Seller

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive Vice President and Chief Financial Officer

1st Amendment to A&R RPA (Cloud Peak)

CLOUD PEAK ENERGY RESOURCES LLC,
as Servicer and as Performance Guarantor

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive Vice President and Chief Financial Officer

1st Amendment to A&R RPA (Cloud Peak)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator and LC Bank

By:	/s/ Michael Brown
Name: Michael Brown
Title: Senior Vice President

1st Amendment to A&R RPA (Cloud Peak)

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent and as the Related Committed Purchaser and LC Participant for its Purchaser Group

By:	/s/ Michael Brown
Name: Michael Brown
Title Senior Vice President

1st Amendment to A&R RPA (Cloud Peak)